Exhibit 5.1

Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 sycr.com	CALIFORNIA NEWPORT BEACH SACRAMENTO SAN DIEGO SAN FRANCISCO SANTA BARBARA SANTA MONICA COLORADO DENVER NEVADA RENO WASHINGTON SEATTLE

August 4, 2020

Qualigen Therapeutics, Inc.

2042 Corte Del Nogal
Carlsbad, CA 92011

Re:	Qualigen Therapeutics, Inc. Registration Statement on Form S-3 – Shelf Takedown

Ladies and Gentlemen:

We have acted as counsel for Qualigen Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the prospectus supplement filed by the Company on August 4, 2020 (the “Prospectus Supplement”) with the Securities and Exchange Commission (the “Commission”) with respect to the Company’s “shelf” registration statement on Form S-3, Commission file no. 333-232798 (the “Registration Statement”) declared effective by the Commission on August 1, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), and the Company’s base prospectus thereunder dated August 1, 2019 (the “Base Prospectus”); and you have requested our opinion with respect to the matters set forth below.

You have requested our opinion with respect to certain matters in connection with the proposed offer and sale by the Company of an aggregate of up to $10,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and common stock Warrants (the “Warrants”) pursuant to the Registration Statement, the Base Prospectus and the Prospectus Supplement, and in connection with the proposed offer and sale by the Company of an aggregate of up to $7,726,974 of shares (the “Warrant Shares”) of Common Stock upon future exercise of such Warrants pursuant to the Registration Statement, the Base Prospectus and the Prospectus Supplement.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Base Prospectus and the Prospectus Supplement, will be validly issued, fully paid and non-assessable; that the Warrants have been duly authorized and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses; and that the Warrant Shares have been duly authorized and reserved for issuance, and when issued upon the exercise of the Warrants in accordance with the terms therein and in the manner described in the Registration Statement, the Base Prospectus and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

Qualigen Therapeutics, Inc

August 4, 2020

Page Two

We are opining herein as to the effect on the subject transaction only of the laws of the States of California and New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

This opinion is for your benefit in connection with the offer and sale of the Shares, Warrants and Warrant Shares pursuant to the Registration Statement, the Base Prospectus and the Prospectus Supplement and may be relied upon by you and by persons entitled by law to rely upon it pursuant to the applicable provisions of the U.S. federal securities laws. We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission today in respect of Prospectus Supplement, and further consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,
/s/ Stradling Yocca Carlson & Rauth, a Professional Corporation
Stradling Yocca Carlson & Rauth, A PROFESSIONAL CORPORATION